Exhibit 99.2

General  Market Overview

Market Overview

General Market Overview

New Supply

General Market Overview

Demand/Supply Ratio

AVB Portfolio

Evolution of AVB Presence

AVB Portfolio

Evolution of AVB Presence

AVB Portfolio

Current Portfolio

Recent Completions

Recent Completions

Development Pipeline

Development Pipeline

Development Pipeline

Avalon at Gallery Place

Development Pipeline

Avalon at Gallery Place


MARYLAND
WASHINGTON, D.C.
VIRGINIA

The PMSA includes:

- Washington D.C.
- 5 Maryland Co.
- 10 Virginia Counties/Cities



10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1998
1999
2000
2001
2002(E)
2003(E)
2004(E)
DC
MD
VA
Total


16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
-2.0
1993
1995
1997
1999
2001
2003
2005
Greater Washington D.C.
U.S.

Source: Economy.com, REIS Reports, AVB

1994 Communities


MARYLAND
WASHINGTON, D.C.
VIRGINIA
1
2
3
4
5
6
7
8
9
10
11
12
13

1997 Communities


MARYLAND
VIRGINIA
WASHINGTON, D.C.
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18

2002 Communities


22
18
13
8
MARYLAND
WASHINGTON, D.C.
VIRGINIA


MARYLAND
WASHINGTON, D.C.
VIRGINIA
1
2
3
4
5
6
7


MARYLAND
WASHINGTON, D.C.
VIRGINIA
29
7
50
1
210
1
2
3
4


Development in the Downtown DC BID
(as of 3/31/02)
Project Legend
Under Construction
Planning Stage (Near & Medium Term)
Planning Stage (Longer Term)
BID Boundaries
Addition to BID
N
The National Mall


59
46
28
36
I-395
37
GAO
32
Massachusett
23
66
62
67
MCI Center
52
25
47
10
12
26
3
24
68
Avenue